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                                  EXHIBIT (21)


                              LIST OF SUBSIDIARIES






                                                  STATE OR OTHER JURISDICTION OF
NAME                                              INCORPORATION OR ORGANIZATION
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Reyna Capital Corporation                                                  Ohio

Reynolds and Reynolds (Canada) Limited                                   Canada

Reynolds and Reynolds Holdings, Inc.                                   Delaware

Reynolds Vehicle Registration, Inc.                                        Ohio






















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